SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2002



                     Stratus Properties Inc.
     (Exact name of registrant as specified in its charter)

     Delaware                 0-19989              72-1211572
 (State or other            (Commission           (IRS Employer
 jurisdiction of            File Number)         Identification
 incorporation or                                    Number)
   organization)

                 98 San Jacinto Blvd., Suite 220
                       Austin, Texas 78701
            (address of principal executive offices)

Registrant's telephone number, including area code: (512)478-5788



Item 4.  Changes to Registrant's Certifying Accountant

     On August 8, 2002, Stratus Properties Inc. (Stratus or the Company) appointed PricewaterhouseCoopers LLP (PwC), to replace Arthur Andersen LLP (Andersen) as the Company's independent accountants. Stratus dismissed Andersen on July 15, 2002. Stratus' Board of Directors approved the Audit Committee's selection of PwC. During Stratus' two most recent fiscal years ended December 31, 2001, and the subsequent interim period through August 8, 2002, the Company did not consult with PwC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

          The audit reports issued by Andersen on the Company's consolidated financial statements as of and for the years ended December 31, 2001 and December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principle. During the two fiscal years ended December 31, 2001 and 2000, and continuing through July 15, 2002, Stratus and Andersen had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that, if not resolved to Andersen's satisfaction, would have caused them to make reference to the matter of disagreement in their report on the financial statements. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during Stratus' two most recent fiscal years and through July 15, 2002.

      Stratus has provided Andersen with a copy of the preceding disclosures. Andersen has communicated to the Company that they have informed the Securities and Exchange Commission (SEC) that they are unable to provide letters that corroborate or invalidate the statements in this disclosure, as required by the SEC. As a result, no such letter is provided with this Form 8-K. In addition, Andersen has announced that it will cease to practice before the SEC effective August 31, 2002.



                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              Stratus Properties Inc.

                              By: /s/ C. Donald Whitmire, Jr.
                                   ------------------------------
                                      C. Donald Whitmire, Jr.
                                    Vice President and Controller -
                                         Financial Reporting
                                      (authorized signatory and
                                     Principal Accounting Officer)

Date:  August 14, 2002